Exhibit 10

                    AMENDATORY AGREEMENT


This Amendatory Agreement ("Agreement") is made effective as of May 28, 1997 by and between Haven Bancorp, Inc. ("Company"), a publicly held business corporation organized and operating under the laws of the State of Delaware and having an office at 93-22 Jamaica Avenue, Woodhaven, New York 11421 ("Company") and Philip S. Messina, an individual residing at No. 8 Bryan Meadow Path, Fort Salonga, New York 11768 ("Executive"). Any reference to "Bank" herein shall mean Columbia Federal Savings Bank, a wholly owned subsidiary of the Company, or any successor thereto.


                         Witnesseth:

Whereas, the Company and the Executive entered into an employment agreement dated September ___, 1995 ("Employment Agreement"); and

Whereas, the Company and Executive desire to amend the Employment
Agreement, effective as of May 28, 1997; and

Now, Therefore, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

First. The preamble of the Employment Agreement shall be amended by deleting the phrases, "and the Bank" where they appear in the third whereas clause thereof.

Second. Section 3 of the Employment Agreement shall be amended by deleting the phrases "and the Bank," "and of the Bank Board" and "and the Bank" where they appear therein and by addition the following at the end thereof:

In the event that the Executive's employment with the Bank terminates for any reason, Executive's duties shall be limited solely to his position as President and Chief Executive Officer of the Company and he shall not participate, either directly or indirectly, in the affairs of the Bank.

Third. Section 4 of the Employment Agreement shall be amended by deleting the parenthetical "(or cause the Bank to pay)" and the words "or Bank's" from the first sentence thereof, changing the reference to "$300,000" in the first sentence thereof to" One hundred Fifty Eight Thousand, Three Hundred Thirty Three Dollars ($158,333)" and by deleting the words "or Bank" from the last sentence thereof.

Fourth. Section 5 of the Employment Agreement shall be amended by deleting the phrases "and the Bank", "or the Bank" and "and the Bank's" from the first sentence thereof.
Fifth. Section 6 of the Employment Agreement shall be amended by deleting the parenthetical "(or cause the Bank to provide)" from the first sentence thereof.

Sixth. Section 7(a) of the Employment Agreement shall be amended by deleting the words "or the Bank" from the first sentence thereof.

Seventh. Section 9 of the Employment Agreement shall be amended by deleting the words "or cause the Bank to provide" from the second sentence thereof.

Eighth. Section 10 of the Employment Agreement shall be amended by deleting the words "or the Bank" from the first sentence thereof, by amending Sections 10(a)(ii)(A) and 10(a)(ii)(B) in their entirety to read as follows:

(A) the failure of the Board to appoint or re-appoint or elect or re-elect Executive to the office of President and Chief Executive
Officer (or a more senior office) of the Company; or

(B) the failure of the stockholders of the Company to elect or re-elect Executive as a member of the Board or the failure of the Board (or nominating committee thereof) to nominate Executive for such election or re-election; or

and by deleting the words "or the Bank's" and "Bank Board" and the comma preceding the words "Bank Board" from Section 10(a)(ii)(C).

Ninth. Section 11 of the Employment Agreement shall be amended by deleting the parenthetical "(or cause the Bank to pay and provide)" from the first sentence thereof and by deleting the words "and the Bank" from the last sentence of Sections 11(i) and 11(j) and from
Section 11(k) in each place they appear therein.

Tenth. Section 12 of the Employment Agreement shall be amended by deleting the words "and the Bank" from section 12(a) in each place they appear therein and by deleting the parenthetical "(or cause the Bank to pay)" from Section 12(b).

Eleventh. Section 28 of the Employment Agreement shall be amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, the Bank shall not be deemed a party to this Agreement or obligated to take any actions or make any payments pursuant to the terms hereof.

Twelfth. The Employment Agreement shall be amended by adding the following Section 29 in its entirety:

Section 29.  Guarantee.

The Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which Mr. Messina is or may be entitled to under the terms and conditions of the employment agreement dated May 28, 1997 between the Bank and Mr. Messina.

Thirteenth. The Employment Agreement shall be amended by replacing the words "Change of Control" wherever they appear therein with the words "Change in Control."

Fourteenth.  Except as expressly amended herein, the Employment
Agreement shall remain in full force and effect.


In Witness Whereof, the Company has caused this Agreement to be executed and Executive has hereunto set his hand, all as of the day and year first above written.


                                    /s/ Philip S. Messina
                                    -------------------------
                                        Philip S. Messina



                                   --------------------------
ATTEST:                            Haven Bancorp, Inc.



By: ------------------------
     Secretary                     By: /s/ George S. Worgul
                                       ------------------------
                                   Name:  George S. Worgul
                                   Title:  Chairman of the Board

[Seal]


STATE OF NEW YORK)
                    : ss.:
COUNTY OF QUEENS )

On this ________ day of May, 1997, before me personally came Philip
S. Messina, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                        ________________________
                                        Notary Public





STATE OF NEW YORK )
                  : ss.:
COUNTY OF QUEENS  )

On this ____ day of May, 1997, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________________________________________, that he is a member of the Board of Directors of Haven Bancorp, the Delaware corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                        _________________________
                                        Notary Public


































                    Bank Employment Agreement


This Employment Agreement ("Agreement") is made and entered into as of May 28, 1997, by and between Columbia Federal Savings Bank, a savings bank organized and operating under the federal laws of the United States and having an office at 93-22 Jamaica Avenue, Woodhaven, New York 11421 ("Bank") and Philip S. Messina, an individual residing at No. 8 Bryan Meadow Path, Fort Salonga, New York 11768 ("Executive"). Any reference to "Company" herein shall mean Haven Bancorp, Inc., the Bank's holding company, or any successor thereto.


                    W i t n e s s e t h :


Whereas, Executive currently serves the Bank in the capacity of President and Chief Executive Officer and as a member of the Board of Directors of the Bank ("Board"); and

Whereas, the Bank desires to assure for itself the continued availability of Executive's services and the ability of Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change in Control (as hereinafter defined); and

Whereas, the Executive is willing to continue to serve the Bank on the terms and conditions hereinafter set forth;

Now, Therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and Executive hereby agree as follows:


Section 1.  Employment.

The Bank agrees to continue to employ Executive, and Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.


Section 2.  Employment Period; Remaining Unexpired Employment
Period.

(a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this
Section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the date of this Agreement. On September 23, 1997, and on each anniversary of such date thereafter (each, an "Anniversary Date"), the Board shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Agreement. In such event, the Employment Agreement shall be extended to the third anniversary of the relevant Anniversary Date.

(b)  For all purposes of this Agreement, the term "Remaining
Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to Section 2(a) of this Agreement) is then scheduled to expire.

(c) Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating Executive's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and Executive in the event of any such termination shall be determined under this Agreement.


Section 3.  Duties.

Executive shall serve as President and Chief Executive Officer of the Bank, and as a member of the Board, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Bank and as are customarily associated with such positions. Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and shall use his best efforts to advance the interests of the Bank.


Section 4.  Cash Compensation.

In consideration for the services to be rendered by Executive hereunder, the Bank shall pay to Executive a salary at an initial annual rate of Three Hundred Sixteen Thousand, Six Hundred Sixty Seven Dollars ($316,667) payable in approximately equal installments in accordance with the Bank's customary payroll practices for senior officers. Prior to each Anniversary Date occurring during the Employment Period, the Board shall review Executive's annual rate of salary and may, in its discretion, approve an increase therein. In addition to salary, Executive may receive other cash compensation from the Bank for services hereunder at such times, in such amounts and on such terms and conditions, as the Board may determine from time to time.


Section 5.  Employee Benefit Plans and Programs.

During the Employment Period, Executive shall be treated as an employee of the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) (collectively, "Benefit Plans") as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Bank's customary practices. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.


Section 6.  Supplemental Executive Retirement Benefits.

Without limiting the generality of Section 5 hereof, in the event that the amount of benefits or contributions Executive would have received or accrued under the benefit formulas of the tax-qualified Benefit Plans of the Bank and the Company is limited by Sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Internal
Revenue Code of 1986 ("Benefit Limitations"), the Bank shall provide Executive with supplemental benefits equal to the benefits attributable to employer contributions that he would have received if the Benefit Limitations did not apply. Such supplemental benefits shall be provided on a non-qualified, deferred compensation basis and shall be determined under the benefit formulas and actuarial assumptions of the applicable Benefit Plans. Payment of such supplemental benefits shall be made in the same manner and at the same time as payment of the Executive's benefits under the applicable Benefit Plan.


Section 7.  Indemnification.

(a) During the Employment Period and for a period of six (6) years thereafter, the Bank shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Bank, or service in other capacities at the request of the Bank. The coverage provided to Executive pursuant to this Section 7 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Bank.

(b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Bank shall indemnify Executive against and hold Executive harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or affiliate thereof. This Section 7(b) shall not be applicable where Section 20 is applicable.


Section 8.  Outside Activities.

Executive may serve as a member of the boards of directors of such business, community and charitable organizations as Executive may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Bank and generally applicable to all similarly situated executives. The Executive may also serve as an officer or director of the Company on such terms and conditions as the Bank and the Company may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise to result in a material breach of this Agreement.


Section 9.  Working Facilities and Expenses.

Executive's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within Queens County at which the Bank shall maintain its principal executive offices, or at such other location as the Bank and Executive may mutually agree upon. The Bank shall provide Executive at his principal place of employment with a private office, secretarial services, an automobile, and other support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the per-formance of his assigned duties under this Agreement. The Bank shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, membership fees, dues, capital contributions or such other business-related charges required for, or related to, membership or participation in such clubs and organizations as Executive and the Bank shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.


Section 10.  Termination of Employment.

Executive shall be entitled to the severance benefits described in
Section 11 hereof in the event that his employment with the Bank terminates during the Employment Period under any of the following circumstances:

(a)  prior to a Change in Control, as defined in Section 14 hereof:

(i) the termination by the Bank of the Executive's employment hereunder for any reason other than Disability, as defined in
Section 12 hereof, Retirement, as defined in Section 13(d) hereof, or Cause, as defined in Section 13(a) hereof; or

(ii) Executive's voluntary resignation from employment with the Bank upon (60) days written notice given within six full calendar months following:

(A) the failure of the Board to appoint or re-appoint or elect or re-elect Executive to the office of President and Chief Executive
Officer of the Bank; or

(B) the failure of the stockholders of the Bank to elect or re-elect Executive as a member of the Board, or the failure of the Board (or the nominating committee thereof) to nominate Executive for such election or re-election; or

(C) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Bank of its the material failure, whether by amendment of the Bank's Organization Certificate or By-laws, action of the Board, or the Bank's stockholders or otherwise, to vest in Executive the functions, duties, or responsibilities attributable to the positions described in Section 3 of this Agreement, unless, during such thirty (30) day period, the Bank cures such failure in a manner determined by Executive, in his discretion, to be satisfactory; or

(D) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitations, any reduction of Executive's rate of base salary in effect from time to time, any change in the terms and conditions of any compensation or benefit program in which Executive participates, or change in Executive's fringe benefits and perquisites, which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Bank cures such failure in a manner determined by Executive, in his discretion, to be satisfactory; or

(E) the relocation of Executive's principle place of employment by more than 30 miles from its location at the effective date of this Agreement or any change in working conditions at such principal place of employment which Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse; or

(b) subsequent to a Change in Control, as defined in Section 14, Executive shall be entitled to the payments and benefits contemplated by Section 11 in the event of his termination of employment with the Bank under the circumstances described in
Section 10(a)(i) or (ii) or under any of the following circumstances:

(i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following his demotion, loss of title, office or significant authority or responsibility, or following any material reduction in any element of his package of compensation and benefits;

(ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following (A) any relocation of his principal place of employment outside of a 30-mile radius of the principal place of employment immediately prior to the Change in Control that would require a relocation of his residence in order to be able to commute to such new place of employment within a commuting time not in excess of the greater of 60 minutes or the Executive's commuting time prior to the Change in Control or (B) any material adverse change in working conditions at such principal place of employment; or

(iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Bank in the Change in Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Bank which is at least as favorable to him.


Section 11.  Severance Benefits.

Upon the termination of Executive's employment with the Bank under the circumstances described in Section 10 of this Agreement, the Bank shall pay and provide to Executive (or, in the event of his death following his termination of employment, to his estate):

(a) his earned but unpaid compensation (including, without limitation, all items which constitute wages under Section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this Section 11) as of the date of the termination of his employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

(b) the benefits, if any, to which Executive is entitled as a former employee under the Benefit Plans maintained by the Bank for their officers and employees;

(c) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to Section 11(b), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide coverage for Executive and his family equivalent to the coverage to which Executive would be entitled under the applicable Benefit Plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change in Control, on the date of such Change in Control, whichever benefits are greater), if Executive had con-tinued working for the Bank either:

(i)  during the Remaining Unexpired Employment Period, if
Executive's termination of employment occurs under the circumstances described in Section 10(a); or

(ii) until Executive's death, if the Executive's termination of employment occurs under the circumstances described in Section
10(b);

and during such period Executive received the highest annual rate of compensation achieved during that portion of the Employment Period prior to Executive's termination of employment, such benefits to be provided without regard to whether Executive's continued participation in the applicable Benefit Plans is prohibited during such period and to include continuation coverage for Executive and members of Executive's family following the expiration of the applicable period set forth in Section 11(c)(i) or (ii) above equivalent to the continuation coverage that they would be entitled to under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") if such benefits were provided under the applicable Benefit Plans; and

(d) within thirty (30) days following his termination of employment with the Bank, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if Executive had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under Section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Bank's regular payroll periods for its officers;

(e) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of:

(i) the present value of the aggregate benefits to which Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank, if Executive were 100% vested thereunder and had con-tinued working for the Bank during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by including in the compensation recognized under such plans all amounts payable under Sections 11(a), (d), (h), (i) and (j) which would be credited under such plans had they been paid over the Remaining Unexpired Employment Period; over

(ii) the present value of the benefits to which Executive is actu-ally entitled under such defined benefit pension plans as of the date of his termination;

where such present values are to be determined using the mortality tables prescribed under Section 415(b)(2)(E)(v) of the Code ("Applicable Mortality Table") and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which Executive's termination of employment occurs ("Applicable PBGC Rate");

(f) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions to which Executive would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, and if Executive were 100% vested thereunder and had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

(g) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the fair market value (determined as of the date of his termination of employment, or, if his termination of employment occurs after a Change in Control, on the date of such Change in Control, whichever value is greater) of any stock that would have been allocated or awarded to Executive under any and all stock-based qualified or non-qualified employee benefit plan or plans maintained by, or covering employees of, the Bank, if Executive were 100% vested thereunder and continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment;

(h) the payments that would have been made to Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank if Executive had continued working for the Bank during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

(A) the maximum percentage rate at which an award was ever avail-able to Executive under such incentive compensation plan;
multiplied by

(B) the salary that would have been paid to Executive during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Bank:

such payments to be made (without discounting for early payment) within thirty (30) days following Executive's termination of employment;

(i) at the election of Executive made within thirty (30) days fol-lowing his termination of employment, upon the surrender of options or appreciation rights issued to Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

(i) the excess of (A) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over
(B) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

(ii) the number of shares with respect to which options or appreciation rights are being surrendered.

For purposes of this Section 11(i) and for purposes of determining Executive's right following his termination of employment with the Bank to exercise any options or appreciation rights not surrendered pursuant hereto, Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Bank, even if Executive is not vested under such plan or program;

(j) at the election of Executive made within thirty (30) days fol-lowing Executive's termination of employment, upon the surrender of any shares awarded to Executive under any restricted stock plan maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

(i) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of Executive's termination of employment; multiplied by

(ii)  the number of shares which are being surrendered.

For purposes of this Section 11(j) and for purposes of determining Executive's right following his termination of employment with the Bank to any stock not surrendered pursuant hereto, Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Bank, even if Executive is not vested under such plan;

(k) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional benefits to which the Executive would have been entitled under Section 6 of this Agreement if Executive had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment, where such present value is to be determined using the Applicable Mortality Table and Applicable PBGC Rate and assuming that the Benefit Limitations as in effect at the time of Executive's termination remained in effect during the Remaining Unexpired Employment Period;

(l) if Executive's termination of employment occurs under the circumstances described in Section 10(b), within thirty (30) days following his termination, a lump sum payment in an amount equal to the excess, if any, of:

(i) the present value of the aggregate benefits to which Executive would be entitled under any and all qualified and non-qualified defined benefit plans maintained by, or covering employees of, the Bank, including the supplemental benefits relating to such plans that are provided for under Section 6 of the Agreement, if Executive were 100% vested thereunder and had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment, and such plans provided for an early retirement benefit commencing at the later of Executive's attainment of age 55 or the expiration of the Remaining Unexpired Employment Period, equal to the retirement benefit payable under such plans as of Executive's normal retirement date thereunder and without any actuarial reduction to reflect benefit commencement prior to such normal retirement date, such benefits to be determined in the same manner as specified for determining the amount specified under Section 11(e)(i) of this Agreement; over

(ii) the sum of: (A) the present value of the benefits to which Executive is actually entitled to receive under the qualified and non-qualified defined benefit plans maintained by, or covering employees of, the Bank, and the provisions of Section 6 of this Agreement and (B) the payment to be made pursuant to Section 11(e) of this Agreement;
where such present values are to be determined using the Applicable Mortality Table and Applicable PBGC Rate; and

(m) if Executive's termination of employment occurs under the circumstances described in Section 10(b), continuation, at no cost to Executive, of the fringe benefits and perquisites made available or provided to Executive immediately prior to the Change in Control for the Remaining Unexpired Employment Period, including, but not limited to, use of the automobile provided to Executive by the Bank immediately prior to the Change in Control, and continued payment of all membership fees, dues, capital contributions and other expenses for membership in such clubs, associations or other organizations for which expenses were paid by the Bank on behalf of Executive during the Employment Period prior to the Change in Control.

The Bank and Executive hereby stipulate that the damages which may be incurred by Executive following any termination of employment under the circumstances described in Section 10 of this Agreement are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this
Section 11 constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages.


Section 12.  Termination for Disability.

(a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Bank on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of potential termination is given he shall not have returned to the full-time performance of his duties, the Bank may terminate Executive's employment for "Disability" and he shall be entitled to the payments and benefits provided for under Sections 12(b) and (c). For purposes of this Section 12(a), "Disability" shall have the same meaning set forth in the group long-term disability policy or plan maintained by the Bank for employees as in effect on the effective date of this Agreement, or if no such plan or policy is maintained on such date, "Disability" shall mean a condition of total incapacity, mental or physical, for the performance of the Executive's stated duties hereunder, which incapacity shall have been determined, by a doctor selected by the Bank and acceptable to the Executive or his legal representatives, is likely to be permanent.

(b) The Bank will pay Executive, as disability pay, three-quarters (3/4) of Executive's rate of salary as in effect pursuant to
Section 4 on the effective date of such termination, payable in approximately equal installments in accordance with the Bank's customary payroll practices. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; (iv) Executive's death; or (v) the expiration of the term of this Agreement. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Bank providing disability benefits to the Executive.

(c) The Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability. This coverage and payments shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the age of 65; (iv) the Executive's death; or
(v) the expiration of the term of this Agreement.

(d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.


Section 13.  Termination without Additional Bank Liability.

In the event that Executive's employment with the Bank shall terminate during the Employment Period on account of:

(a) the discharge of Executive for "Cause," which, for purposes of this Agreement, shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order, or any material breach of this Agreement, in such case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Executive shall not be deemed to have been discharged for Cause unless and until he shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Executive and a reasonable opportunity for the Executive to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the Executive for Cause; or
(b) Executive's voluntary resignation from employment with the Bank for reasons other than those specified in Section 10;

(c)  Executive's death; or

(d) Executive's "Retirement," which, for purposes of this Agreement, shall mean Executive's voluntary termination at a time when he is eligible for a normal retirement benefit under the qualified defined benefit pension plan or plans of the Bank, or if no such plan is currently maintained, the Executive's voluntary termination at or after the attainment of age 65;

then the Bank shall have no further obligations under this Agree-ment, other than the payment to Executive (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which Executive is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employ-ees of, the Bank.


Section 14.  Change in Control.

(a) A Change in Control of the Bank ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

(i) approval by the stockholders of the Bank of a transaction that would result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank;

(ii) the acquisition of all or substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Bank of any transaction which would result in such an acquisition;

(iii) a complete liquidation or dissolution of the Bank, or approval by the stockholders of the Bank of a plan for such liquidation or dissolution;

(iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

(A) individuals who were members of the Board on the date of this Agreement; or

(B) individuals who first became members of the Board after the date of this Agreement either:

(I) upon election to serve as a member of the Board by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(II) upon election by the stockholders of the Bank to serve as a member of the Board, but only if nominated for election by affir-mative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board; or

(v) any event which would be described in Section 14(a), (b), (c) or (d) if the term "Company" were substituted for the term "Bank" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Bank, the Company, or a subsidiary of either of them, by the Bank, the Company, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 14, the term "person" shall have the meaning assigned to it under Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(b) Upon a Change in Control, the Bank shall establish an irrevocable grantor trust, which satisfies the requirements of Revenue Procedure 92-64, 1992 C.B. 422, and shall contribute to such trust an amount sufficient to provide for the benefits to be paid to Executive pursuant to Section 6 of this Agreement, the amounts to be paid to Executive pursuant to Section 11(c)(ii), if such amounts may not be provided under the Benefit Plans, and the fringe benefits and perquisites to be provided under Section 11(m).


Section 15.  Covenant Not To Compete.

Executive hereby covenants and agrees that, in the event of his termination of employment with the Bank prior to the expiration of the Employment Period for any reason other than the circumstances provided under Section 10 hereof, for a period of one (1) year following the date of his termination of employment with the Bank (or, if less, for the Remaining Unexpired Employment Period), Executive shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that competes with the business of the Bank in any city, town or county in which the Bank has an office or has filed an application for regulatory approval to establish an office as of the date of Executive's termination of employment; provided, however, that if Executive's employment shall be terminated on account of Disability as provided in Section 12 of this Agreement, this Section 15 shall not prevent Executive from accepting any position or performing any services if
(a) Executive first offers, by written notice, to accept a similar position with, or perform similar services for, the Bank on substantially the same terms and conditions and (b) the Bank declines to accept such offer within ten (10) days after such notice is given.


Section 16.  Confidentiality.

Unless Executive obtains the prior written consent of the Bank, Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Bank or any entity of which the Bank is a subsidiary, any material document or information obtained from the Bank, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 16 shall prevent Executive, with or without the Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

Section 17.  No Effect on Employee Benefit Plans or Programs.

The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Bank or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time.


Section 18.  Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees, the Bank and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substan-tially all of the assets and business of the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

Section 19.  Notices.

Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personal-ly, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

If to Executive:

Philip S. Messina
No. 8 Bryan Meadow Path
Fort Salonga, New York  11768

If to the Bank:

Columbia Federal Savings Bank
93-22 Jamaica Avenue
Woodhaven, New York  11421

Attention:  Chairman of the Compensation Committee
            of the Board of Directors

with a copy to:

Thacher Proffitt & Wood
Two World Trade Center
New York, New York 10048

Attention:  Lisa M. Miller, Esq.


Section 20.  Indemnification for Attorneys' Fees.

The Bank shall indemnify, hold harmless and defend Executive against reasonable costs, including legal fees, incurred by Executive in connection with or arising out of any action, suit or proceeding in which Executive may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree, or order of a court of competent jurisdiction or of an
arbitrator in an arbitration proceeding, or in a settlement.   For
purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.


Section 21.  Severability.

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.


Section 22.  Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.


Section 23.  Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 24.  Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.


Section 25.  Headings and Construction.

The headings of Sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise stated.


Section 26.  Entire Agreement; Modifications.

This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep-resentations relating to the subject matter hereof, including all terms of the Prior Agreement between the Bank and Executive. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.


Section 27.  Required Regulatory Provisions.

The following provisions are included for the purpose of complying with various laws, rules and regulations applicable to the Bank:

(a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under Section 11 hereof (exclusive of amounts described in Sections 11(a) and (b)) exceed the lesser of (i) three times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years) and (ii) the maximum amount that may be paid without producing an "excess parachute payment" (as such term is defined in section 280G of the Code), the applicability of such provision to the Executive and any such maximum amount to be determined in good faith by the firm of independent certified public accountants regularly retained to audit the Bank's books and records.

(b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

(c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under Section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C.
Section 1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

(e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of Section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

(f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act, 12 U.S.C. Section 1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.


In Witness Whereof, the Bank has caused this Agreement to be executed and Executive has hereunto set his hand, all as of the day and year first above written.


                                    /s/ Philip S. Messina
                                    ------------------------
                                    Philip S. Messina

ATTEST:                              Columbia Federal Savings Bank.

By ________________________
      Secretary                      By /s/ George S. Worgul
                                        _______________________
                                     Name: George S. Worgul
                                     Title:   Chairman of the Board

[Seal]

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF QUEENS   )

On this ________ day of ______________, 1997, before me personally came Philip S. Messina, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.

                                  ___________________________
                                       Notary Public

STATE OF NEW YORK )
                  : ss.:
COUNTY OF QUEENS  )

On this ________ day of _____________, 1997, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________________________________________, that he is a member of the Board of Directors of Columbia Federal Savings Bank., the savings bank described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said savings bank; and that he signed his name thereto by like order.



                                   ___________________________
                                        Notary Public


       Second Amendment to Bank Change in Control Agreement

This Second Amendment to Bank Change in Control Agreement, made and entered in to as of May 28, 1997 by and between Columbia Federal Savings Bank, a savings bank organized and operating under the federal laws of the United States and having an office at 93-22 Jamaica Avenue, Woodhaven, New York 11421 ("Bank") and _________________, an individual residing at
______________________________________________________________ (the
"Executive") amends the Change in Control Agreement dated September 23, 1993 between the Bank and the Executive ("Agreement") as follows:

First. Section 2(a) of the Agreement shall be amended by replacing the last sentence thereof in its entirety with the following:

     For purposes of this Agreement, Executive's voluntary termination of employment shall mean his resignation following his demotion, a reduction in his title, office or significant authority, a reduction in his annual compensation or benefits or a relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control.

Second. Section 2(b) of the Agreement shall be amended in its entirety to read as follows:

  (b) Definition of a Change in Control. A "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the Company's current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change of Control of the Bank or Company within the meaning of the Change in Bank Control Act and the rules and regulations promulgated thereunder by the appropriate federal banking agency, as in effect on the date hereof; or (iii) results in a transaction requiring prior Federal Reserve Board ("FRB") approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB, as in effect on the date hereof; or (iv) results in a transaction requiring prior Office of Thrift Supervision ("OTS") approval under the Home Owners' Loan Act and the regulations promulgated thereunder by the OTS, as in effect on the date hereof. Without limiting the foregoing, a Change in Control shall be deemed to have occurred at such time as: (A) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities, except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; (B) individuals who constitute the Board of Directors of the Company or the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company becomes effective or a similar transaction occurs in which the Bank or Company is not the resulting entity;
(D) a plan of reorganization, merger or consolidation of the Company or Bank or a similar transaction with one or more corporations, which will result in the outstanding shares of the class of securities then subject to such plan or transaction being exchanged for or converted into cash or property or securities not issued by the Bank or the Company, is approved by the stockholders of the Company in response to a proxy statement that was distributed, soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, or (E) 20% or more of the voting securities of the Bank or Company then outstanding are tendered and accepted by an offeror as of the closing of a tender offer for such securities.

Third. Section 2(c) shall be amended by deleting the fourth sentence thereof.

Fourth. Sections 3(a) and (b) of the Agreement shall be amended in their entirety to read as follows:

(a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment with the Bank, other than for Termination for Cause, the Bank shall pay the Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries, or Executive's estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the following:

(i) within thirty (30) days following Executive's termination of a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if Executive had continued working the Bank during the two (2) year period immediately following the Executive's Date of Termination at the annual rate of salary in effect for Executive immediately prior to the Change of Control or Executive's Date of Termination (whichever is greater), where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under
Section 1274(d) of the Internal Revenue Code of 1986 ("Code"), com-pounded using the compounding period corresponding to the Bank's regular payroll periods for its officers;

(ii) within thirty (30) days following Executive's termination of employment, a lump sum payment in an amount equal to the excess, if any, of:

(A) the present value of the aggregate benefits to which Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank, if Executive were 100% vested thereunder and had con-tinued working for the Bank for the two (2) year period following Executive's Date of Termination, such benefits to be determined as of Date of Termination by adding to the service actually recognized under such plans an additional period equal to the two (2) year period following Executive's Date of Termination and by including in the compensation recognized under such plans, all the amounts payable under Sections 3(a)(i) and (v) to the extent such amounts would have been credited under such plans had they been paid over such two (2) year period; over

(B) the present value of the benefits to which Executive is actu-ally entitled under such defined benefit pension plans as of Executive's Date of Termination;

where such present values are to be determined using the mortality tables prescribed under Section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which Executive's termination of employment occurs ("Applicable PBGC Rate");

(iii) within thirty (30) days following Executive's termination of employment, a lump sum payment in an amount equal to the present value of the additional employer contributions to which Executive would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, if Executive were 100% vested thereunder and had continued working for the Bank during the two (2) year period following Executive's Date of Termination at the annual rate of compensation in effect for Executive immediately prior to the Change in Control or Executive's Date of Termination (whichever is greater), and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

(iv) within thirty (30) days following Executive's termination of employment, a lump sum payment in an amount equal to the fair market value (determined as of Executive's Date of Termination, or, if Executive's termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever value is greater) of any stock that would have been allocated or awarded to Executive under any and all stock-based qualified or non-qualified employee benefit plan or plans maintained by, or covering employees of, the Bank, if Executive were 100% vested thereunder and continued working for the Bank during the two (2) year period following Executive's Date of Termination at the annual rate of compensation in effect for him immediately prior to the Change in Control or Executive's Date of Termination (whichever is greater);

(v) the payments that would have been made to Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank, if Executive had continued working for the Bank during the two (2) year period following Executive's Date of Termination and had earned the maximum bonus or incentive award in each calendar year that ends during such period, such payments to be equal to the product of:

(A) the maximum percentage rate at which an award was ever available to Executive under such incentive compensation plan;
multiplied by

(B) the salary that would have been paid to Executive during each such calendar year at the annual rate of salary in effect for Executive immediately prior to the Change in Control or Executive's Date of Termination (whichever is greater);

such payments to be made (without discounting for early payment) within thirty (30) days following Executive's termination of employment;

(b) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Bank shall provide the following for the two (2) year period following Executive's Date of Termination:

(i) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, if and to the extent necessary to provide coverage for Executive and Executive's family equivalent to the coverage to which Executive would be entitled under the applicable insurance benefit plans of the Bank as in effect on Executive's Date of Termination or on the date of such Change of Control, whichever benefits are greater; and

(ii) the fringe benefits and perquisites made available or provided to Executive by the Bank immediately prior to the Change of Control including, but not limited to, use of any automobile provided to Executive by the Bank immediately prior to the Change of Control, and continued payment of all membership fees, dues, capital contributions and other expenses for membership in such clubs, associations or other organizations which expenses were paid by the Bank on behalf of Executive prior to the Change of Control.


Fifth. Except as expressly amended herein, the Agreement shall remain in full force and effect.

In Witness Whereof, the Company and the Bank have caused this Second Amendment to Bank Change in Control Agreement to be executed and Executive has hereunto set Executive's hand, all as of the day and year first above written.

                                      /s/ Catherine Califano
                                      --------------------------
                                      [Name] Catherine Califano


ATTEST:                               Columbia Federal Savings Bank


By  /s/ Joseph W. Rennhack            By /s/ Philip S. Messina
   ------------------------              ----------------------
Name: Joseph W. Rennhack              Philip S. Messina
Title: Sr. Vice President/Secretary   President and Chief Executive
                                      Officer

[Seal]


ATTEST:                                Haven Bancorp, Inc.


By /s/ Joseph W. Rennhack          By  /s/ Philip S. Messina
   ------------------------            ------------------------
Name: Joseph W. Rennhack                Philip S. Messina
Title: Sr. Vice President/Secretary     President and Chief
Executive Officer


STATE OF NEW YORK  )
                   : ss.:
COUNTY OF QUEENS   )

On this ________ day of ______________, 1997, before me personally came _______________, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that (s)he resides at the address set forth in said instrument, and that (s)he signed his/her name to the foregoing instrument.


                                   _______________________________
                                          Notary Public






STATE OF NEW YORK )
                  : ss.:
COUNTY OF QUEENS  )

On this ________ day of ______________, 1997, before me personally came Philip S. Messina, to me known, who, being by me duly sworn, did depose and say that he resides at No. 8 Bryan Meadow Path, Fort Salonga, New York 11768, that he is President and Chief Executive Officer of Columbia Federal Savings Bank, the savings bank de-scribed in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said savings bank; and that he signed his name thereto by like order.



                                   __________________________
                                        Notary Public


Schedule of Individuals


Each of the following individuals has entered into a Second
Amendment to Bank Change in Control Agreement:

Thomas J. Seery
Gerard H. McGuirk
Catherine Califano
Joseph W. Rennhack























      Third Amendment to Company Change in Control Agreement

This Third Amendment to Company Change in Control Agreement, made and entered in to as of May 28, 1997 by and between Haven Bancorp, Inc., a publicly held business corporation organized and operating under the laws of the State of Delaware and having an office at office at 93-22 Jamaica Avenue, Woodhaven, New York 11421 (the "Company") and, __________________ an individual residing at _____________________________________ (the "Executive") amends the
Change in Control Agreement dated September 23, 1993 between the Company and the Executive, as amended by the Amendment to Change in Control Agreement dated as of November 18, 1994 and the Second Amendment to Change in Control Agreement dated September ___, 1995 ("Agreement") as follows:

First. Section 2(b) of the Agreement shall be amended in its entirety to read as follows:

(b) Definition of a Change in Control. A "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the Company's current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change of Control of the Bank or Company within the meaning of the Change in Bank Control Act and the rules and regulations promulgated thereunder by the appropriate federal banking agency, as in effect on the date hereof; or (iii) results in a transaction requiring prior Federal Reserve Board ("FRB") approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB, as in effect on the date hereof; or (iv) results in a transaction requiring prior Office of Thrift Supervision ("OTS") approval under the Home Owners' Loan Act and the regulations promulgated thereunder by the OTS, as in effect on the date hereof. Without limiting the foregoing, a Change in Control shall be deemed to have occurred at such time as: (A) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities, except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; (B) individuals who constitute the Board of Directors of the Bank or the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause
(B), considered as though he were a member of the Incumbent Board;
(C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company becomes effective or a similar transaction occurs in which the Bank or Company is not the resulting entity; (D) a plan of reorganization, merger or consolidation of the Company or Bank or a similar transaction with one or more corporations, which will result in the outstanding shares of the class of securities then subject to such plan or transaction being exchanged for or converted into cash or property or securities not issued by the Bank or the Company, is approved by the stockholders of the Company in response to a proxy statement that was distributed, soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, or (E) 20% or more of the voting securities of the Bank or Company then outstanding are tendered and accepted by an offeror as of the closing of a tender offer for such securities.

Second. The first paragraph of Section 3(a) of the Agreement shall be amended by deleting the words "and/or the Bank" and the parenthetical "(or cause the Bank to pay)" where they appear therein.

Third. The first paragraph of Section 3(b) of the Agreement shall be amended by deleting the parenthetical "(or cause the Bank to provide)" where it appears therein.

Fourth. Except as expressly amended herein, the Agreement shall remain in full force and effect.

In Witness Whereof, the Company has caused this Third Amendment to Company Change in Control Agreement to be executed and Executive has hereunto set Executive's hand, all as of the day and year first above written.



                                   _______________________
ATTEST:                            Haven Bancorp, Inc.



By  /s/ Thomas J. Seery            By  /s/ Philip S. Messina
   -----------------------            -----------------------
Name:  Thomas J. Seery             Philip S. Messina
Title: Executive Vice President    President and Chief Executive
Officer


[Seal]






STATE OF NEW YORK )
                  : ss.:
COUNTY OF QUEENS  )

On this ________ day of ______________, 1997, before me personally came __________________, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.
                                   _________________________
                                          Notary Public

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF QUEENS   )

On this ___ day of ______________, 1997, before me personally came Philip S. Messina, to me known, who, being by me duly sworn, did depose and say that he resides at No. 8 Bryan Meadow Path, Fort Salonga, New York 11768, that he is President and Chief Executive Officer of Haven Bancorp, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                   ___________________________
                                        Notary Public


Schedule of Individuals


Each of the following individuals has entered into a Third
Amendment to Company Change in Control Agreement:

Thomas J. Seery
Gerard H. McGuirk
Catherine Califano
Joseph W. Rennhack










                  BANK CHANGE IN CONTROL AGREEMENT

This AGREEMENT is made effective as of May 28, 1997 by and between Columbia Federal Savings Bank ("Bank"), a federally chartered savings institution, with an office at 93-22 Jamaica Avenue, Woodhaven, New York 11421, and Andrew L. Kaplan (the "Executive"), an individual residing at 4 North Gate Drive, Greenlawn, New York 11740. The Bank is a wholly owned subsidiary of Haven Bancorp, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware.

WHEREAS, the Bank and Columbia Investment Services ("CIS"), an investment services company which is a wholly owned subsidiary of the Bank, recognize the substantial contribution Executive has made to the Bank and CIS and wish to protect his position therewith for the period provided in this Agreement; and

WHEREAS, Executive has been elected to, and has agreed to serve in the position of President of CIS and an employee of the Bank, positions of substantial responsibility;

NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.  TERM OF AGREEMENT.

The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of two years thereafter; provided, however, that on September 23, 1997, the Board of Directors of the Bank ("Board") may extend this Agreement to the second anniversary of such date and continuing at each anniversary of such date thereafter, the Board may extend this Agreement for an additional year. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

2.  PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL.

(a) Upon the occurrence of a Change in Control (as herein defined) followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply. For purposes of this Agreement, Executive's voluntary termination of employment shall mean his resignation following his demotion, a reduction in his title, office or significant authority, a reduction in his annual compensation or benefits or a relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control.

(b) Definition of a Change in Control. A "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the Company's current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change of Control of the Bank or Company within the meaning of the Change in Bank Control Act and the rules and regulations promulgated thereunder by the appropriate federal banking agency, as in effect on the date hereof; or (iii) results in a transaction requiring prior Federal Reserve Board ("FRB") approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB, as in effect on the date hereof; or (iv) results in a transaction requiring prior Office of Thrift Supervision ("OTS") approval under the Home Owners' Loan Act and the regulations promulgated thereunder by the OTS, as in effect on the date hereof. Without limiting the foregoing, a Change in Control shall be deemed to have occurred at such time as: (A) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities, except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; (B) individuals who constitute the Board of Directors of the Company or the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause
(B), considered as though he were a member of the Incumbent Board;
(C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company becomes effective or a similar transaction occurs in which the Bank or Company is not the resulting entity; (D) a plan of reorganization, merger or consolidation of the Company or Bank or a similar transaction with one or more corporations, which will result in the outstanding shares of the class of securities then subject to such plan or transaction being exchanged for or converted into cash or property or securities not issued by the Bank or the Company, is approved by the stockholders of the Company in response to a proxy statement that was distributed, soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, or (E) 20% or more of the voting securities of the Bank or Company then outstanding are tendered and accepted by an offeror as of the closing of a tender offer for such securities.

(c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of the Bank at a meeting of such Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board at such meeting and which such meeting shall be held not more than 30 days from the date of notice during which period the Executive may be suspended with pay), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options or limited rights granted to Executive under any stock option plan or any unvested awards granted under any other stock benefit plan of the Bank or any subsidiary thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to
Section 4 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

3.  TERMINATION BENEFITS.

(a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment with the Bank and/or CIS, other than for Termination for Cause, the Bank shall pay (or shall cause CIS to pay) the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the following:

(i) within thirty (30) days following his termination of employment, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if Executive had continued working for the Bank and CIS during the two (2) year period immediately following the Executive's Date of Termination at the annual rate of salary in effect for Executive immediately prior to the Change of Control or Executive's Date of Termination (whichever is greater), where such present value is to be deter-mined using a discount rate equal to the applicable short-term federal rate prescribed under Section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Bank's regular payroll periods for its officers;
(ii) within thirty (30) days following his termination of employment, a lump sum payment in an amount equal to the excess, if any, of:

(A) the present value of the aggregate benefits to which Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank or CIS, if Executive were 100% vested thereunder and had continued working for the Bank and CIS for the two (2) year period following Executive's Date of Termination, such benefits to be determined as of the Date of Termination by adding to the service actually recognized under such plans an additional period equal to the two (2) year period following Executive's Date of Termination and by including in the compensation recognized under such plans, all the amounts payable under Sections 3(a)(i) and (v) to the extent such amounts would have been credited under such plans had they been paid over such two (2) year period; over

(B) the present value of the benefits to which Executive is actu-ally entitled under such defined benefit pension plans as of his Date of Termination;

where such present values are to be determined using the mortality tables prescribed under Section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which Executive's termination of employment occurs ("Applicable PBGC Rate");

(iii) within thirty (30) days following his termination of employment, a lump sum payment in an amount equal to the present value of the additional employer contributions to which Executive would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank or CIS, if Executive were 100% vested thereunder and had continued working for the Bank and CIS during the two (2) year period following Executive's Date of Termination at the annual rate of compensation in effect for Executive immediately prior to the Change in Control or Executive's Date of Termination (whichever is greater), and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

(iv) within thirty (30) days following his termination of employment, a lump sum payment in an amount equal to the fair market value (determined as of his Date of Termination, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever value is greater) of any stock that would have been allocated or awarded to Executive under any and all stock-based qualified or non-qualified employee benefit plan or plans maintained by, or covering employees of, the Bank or CIS, if Executive were 100% vested thereunder and continued working for the Bank and CIS during the two (2) year period following Executive's Date of Termination at the annual rate of compensation in effect for him immediately prior to the Change in Control or Executive's Date of Termination (whichever is greater);

(v) the payments that would have been made to Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank or CIS, if Executive had continued working for the Bank and CIS during the two
(2) year period following Executive's Date of Termination and had earned the maximum bonus or incentive award in each calendar year that ends during such period, such payments to be equal to the product of:

(A) the maximum percentage rate at which an award was ever available to Executive under such incentive compensation plan;
multiplied by

(B) the salary that would have been paid to Executive during each such calendar year at the annual rate of salary in effect for Executive immediately prior to the Change in Control or Executive's Date of Termination (whichever is greater);

such payments to be made (without discounting for early payment) within thirty (30) days following Executive's termination of employment;

(b) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Bank shall provide (or shall cause CIS to provide) the following for the two (2) year period following Executive's Date of Termination:

(i) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, if and to the extent necessary to provide coverage for Executive and his family equivalent to the coverage to which Executive would be entitled under the applicable insurance benefit plans of the Bank and CIS as in effect on his Date of Termination or on the date of such Change of Control; and

(ii) the fringe benefits and perquisites made available or provided to Executive by the Bank and CIS immediately prior to the Change of Control.

4.  NOTICE OF TERMINATION.

(a) Any purported termination by the Bank, CIS or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

(b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his or her duties on a full-time basis during such thirty (30) day period), and (B) if his or her employment is terminated for any other reason, the date specified in the Notice of Termination which, in the instance of Termination for Cause, shall be immediate. For purposes of this Section 4(b), "Disability" shall have the same meaning set forth in the group long-term disability policy or plan maintained by the Bank for employees as in effect on the effective date of this Agreement, or if no such plan or policy is maintained on such date, "Disability" shall mean a condition of total incapacity, mental or physical, for the performance of the Executive's stated duties hereunder, which incapacity shall have been determined, by a doctor selected by the Bank and acceptable to the Executive or his legal representatives, is likely to be permanent.

5.  SOURCE OF PAYMENTS.

It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank or CIS. The Company guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits due from the Bank or CIS are not timely paid or provided by the Bank or CIS, such amounts and benefits shall be paid or provided by the Company.

6.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

7.  NO ATTACHMENT.

(a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.
(b) This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Bank and their respective successors and assigns.

8.  MODIFICATION AND WAIVER.

(a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.  REQUIRED REGULATORY PROVISIONS.

(a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under Section 3 hereof exceed the lesser of (i) three times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years) and
(ii) the maximum amount that may be paid without producing an "excess parachute payment" (as such term is defined in section 280G of the Code), the applicability of such provision to the Executive and any such maximum amount to be determined in good faith by the firm of independent certified public accountants regularly retained to audit the Bank's books and records.

(b) The Bank may terminate the Executive's employment at any time, but such termination, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2 hereinabove.

(c) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) or (g)(1)), the obligations of the Bank and CIS under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

(d) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)), all obligations of the Bank or CIS under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

(e) If the Bank is in default (as defined in Section 3(x)(1) (12 U.S.C. 1813(x)(1)) of the Federal Deposit Insurance Act), all obligations of the Bank or CIS under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

(f) All obligations of the Bank or CIS under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Federal Deposit Insurance Corporation ("FDIC"), at the time FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 U.S.C. Section 1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Office of Thrift Supervision ("OTS") at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

(g) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k).

10.  REINSTATEMENT OF BENEFITS UNDER SECTION 9(b).

In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in Section 9(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Bank or CIS will assume their obligation to pay, and the Executive will be entitled to receive, all of the termination benefits provided for under Section 3 of this Agreement upon the Bank's receipt of a dismissal of charges in the Notice.

11.  SEVERABILITY.

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.



12.  HEADINGS FOR REFERENCE ONLY.

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.  GOVERNING LAW.

The validity, interpretation, performance, and enforcement of this Agreement shall be governed by New York law to the extent not preempted by Federal law.

14.  ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

15.  PAYMENT OF LEGAL FEES.

All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement, which payments are guaranteed by the Company pursuant to Section 5 hereof.

16.  INDEMNIFICATION.

The Bank shall provide (or cause CIS to provide) Executive (including his or her legal representatives, successors and assigns) with coverage under a standard directors' and officers' liability insurance policy at their expense, or in lieu thereof, shall indemnify Executive (including his or her legal representatives, successors and assigns) for reasonable costs and expenses incurred by Executive in defending or settling any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

Indemnification by the Bank (or by CIS) shall be made only upon the final judgment on the merits in the favor of the Executive, in case of settlement, in case of final judgment against Executive or in the case of final judgment in favor of Executive other than on the merits, if a majority of the disinterested directors of the Bank determine Executive was acting in good faith within the scope of Executive's employment or authority in accordance with 12 C.F.R.
section 545.121(c)(iii).

Any such indemnification of Executive must conform with the notice provisions of 12 C.F.R. part 545.121(c)(iii) to indemnify Executive to the fullest for such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board, if such action is brought against Executive in his or her capacity as an officer or director of the Bank, however, shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his or her duties.

17.  SUCCESSORS TO THE BANK.

The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the obligations of the Bank or CIS under this Agreement, in the same manner and to the same extent that the Bank and the Company would be required to perform if no such succession or assignment had taken place.

18.  SIGNATURES.

IN WITNESS WHEREOF, Columbia Federal Savings Bank and Haven
Bancorp, Inc. have caused this Agreement to be executed and their respective seals to be affixed hereunto by their duly authorized officers and Executive has signed this Agreement, on the
day of                    , 1997.

ATTEST:        Columbia Federal Savings Bank


By: /s/ Joseph W. Rennhack          By: /s/ Philip S. Messina
    ------------------------            -------------------------
Joseph W. Rennhack                      Philip S. Messina
Secretary                               President and Chief
                                        Executive Officer


[SEAL]




ATTEST:                         Haven Bancorp, Inc.


/s/ Joseph W. Rennhack          By: /s/ Philip S. Messina
------------------------            ------------------------
Joseph W. Rennhack                  Philip S. Messina
Secretary                           President and Chief Executive
                                    Officer

[SEAL]



WITNESS:



__________________________          /s/ Andrew L. Kaplan
                                    ____________________________
                                    Andrew L. Kaplan

STATE OF NEW YORK )
                  : ss.:
COUNTY OF QUEENS  )

On this _____ day of _______________, 1997, before me personally came Philip S. Messina, to me known, who, being by me duly sworn, did depose and say that he resides at No. 8 Bryan Path, Fort Salonga, New York 11768, that he is President and Chief Executive Officer of Columbia Federal Savings Bank, the savings bank described in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such savings bank's seal; that it was so affixed by order of the Board of Directors of said savings bank; and that he signed his name thereto by like order.


                                     __________________________
                                        Notary Public


STATE OF NEW YORK  )
                   : ss.:
COUNTY OF QUEENS   )

On this _____ day of _______________, 1997, before me personally came Philip S. Messina, to me known, who, being by me duly sworn, did depose and say that he resides at No. 8 Bryan Path, Fort Salonga, New York 11768, that he is President and Chief Executive Officer of Haven Bancorp, Inc., the savings bank holding company described in and which executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such company's seal; that it was so affixed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

                                          __________________
                                             Notary Public


STATE OF NEW YORK )
                  : ss.:
COUNTY OF QUEENS  )

On this _____ day of ________________, 1997, before me personally came Andrew L. Kaplan, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at 4 North Gate Drive, Greenlawn, New York 11740, and that he signed his name to the foregoing instrument.


                                  _____________________
                                        Notary Public